                                                                   EXHIBIT 10.38

                                   LEASE OF
                         NEW ENGLANDER INDUSTRIAL PARK
                             75 OCTOBER HILL ROAD
                           HOLLISTON, MASSACHUSETTS
                               TABLE OF CONTENTS

ARTICLE
NUMBER    CAPTION                                 PAGE
- ------    -------                                 ----


I.     BASIC LEASE PROVISIONS

II.    PREMISES

III.   BASIC RENT

IV.    COMMENCEMENT AND CONDITION

V.     USE OF PREMISES

VI.    ASSIGNMENT AND SUBLETTING

VII.   RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES

VIII.  REAL ESTATE TAXES

IX.    UTILITIES; OPERATING EXPENSES; NET LEASE

X.     INDEMNITY AND INSURANCE

XI.    LANDLORD'S ACCESS TO PREMISES

XII.   FIRE; EMINENT DOMAIN; ETC.

XIII.  DEFAULT

XIV.   MISCELLANEOUS PROVISIONS

       14.1  Waiver

     14.2   Covenant of Quiet Enjoyment
     14.3   Landlord's Liability
     14.4   Notice to First Mortgagee
     14.5   Assignment of Rents and Transfer of Title
     14.6   Additional Charges
     14.7   Invalidity of Particular Provisions
     14.8   Provisions Binding, Etc.
     14.9   Recording
     14.10  Notices
     14.11  When Lease Becomes Binding
     14.12  Paragraph Headings
     14.13  Rights of First Mortgagee
     14.14  Status Report
     14.15  Security Deposit
     14.16  Remedying Defaults
     14.17  Holding over
     14.18  Waiver of Subrogation
     14.19  Surrender of Premises
     14.20  Brokerage
     14.21  Governing Law


EXHIBIT L    (Legal Description of the Land)
EXHIBIT PS   (Landlord's Plans and Specifications)
EXHIBIT SP   (Site Plan)

                                   L E A S E
                                   ---------


     THIS INSTRUMENT IS A LEASE, dated as of August ____, 1991, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to the land and the Building constructed or to be constructed thereon known as New Englander Industrial Park, 75 October Hill Road, Holliston, Massachusetts. The parties to this instrument hereby agree with each other as follows:


                                   ARTICLE I
                                   ---------

                             BASIC LEASE PROVISIONS
                             ----------------------

     1.1  INTRODUCTION.  The following set forth basic data and, where,
          ------------
appropriate, constitute definitions of the terms hereinafter listed.

     1.2  BASIC DATA.
          ----------

          Landlord: Melvin P. Aronson, Successor Trustee to Herbert P. Gray, of The GBA Realty Trust u/d/t dated December 17, 1990 recorded with the Middlesex South Registry of Deeds, Book 29032, Page 480.

          Landlord's Original Address: c/o Suburban Ostomy Supply Co., Inc., One Watson Place, Saxonville Industrial Park, Framingham, Massachusetts 01701.

          Tenant: Suburban Ostomy Supply Co., Inc.

          Tenant's Original Address: 75 October Hill Road, Holliston, Massachusetts 01746.

          Basic Rent: The Basic Rent shall be equal to those payments required to pay any and all amounts due and payable monthly under a certain promissory note between the Landlord and United of Omaha Life Insurance Company dated August _ , 1991 plus ten (10%) percent of such sum but in no event less than $329,037.00 per annum.

          Permitted Uses: Light industrial distribution and warehouse/office and accessory uses and any other lawful use, subject further, however, to the requirements of Article II, Article V and XVI of this Lease.


          Construction Completion Date: December 31, 1991.

          Initial Term: Fifteen (15) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the fifteenth anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall (unless adjusted pursuant to provisions relating to the Adjusted Initial Term).


1.3  ADDITIONAL DEFINITIONS.
     ----------------------

          Agent: The GBA Realty Trust, c/o Suburban Ostomy Supply C., Inc., One Watson Place, Saxonville Industrial Park, Framingham, Massachusetts 01701.

          Commencement Date: As defined in Section 4.1.

          Default of Tenant: As defined in Section 13.1.

          Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

          Improvements: All improvements of any nature described in the Site Plan or the Plans and Specifications now or hereafter to be located on the Land and servicing the Building, including without limitation driveways, parking facilities, walkways, exterior lighting, irrigation devices, utility lines and septic fields.

          Initial Public Liability Insurance: $3,000,000 per occurrence (combined single limit) for property damage, personal injury or death.

          Landlord's Work: As defined in Section 4.2.

          Measurement Method: The Measurement Method shall be used to calculate the "Premises Rentable Area" being the number of gross square feet of the Building, meaning the number of interior square feet of the Building determined by measuring from the interior sides of the exterior walls of the Building to the interior sides of the opposite exterior walls of the Building, without any deduction whatsoever for any interior common areas, including, without limitation, hallways, columns and the like.

          Premises: The Premises shall consist of the approximately 51,000 square foot warehouse type building (the "Building") being constructed on the Land, together with the improvements and the appurtenant rights described in Section 2.1.

          Land: The approximately 5 acres described in Exhibit L.

          Plans and Specifications: Landlord's plans and specifications for the Building and the Improvements, as identified in Exhibit PS hereto.

          Extra Rent: Amounts provided for and calculated pursuant to Section 15.3.

          Substantial Completion Date: As defined in Section 4.2(a).

          Tenant's Approved Plans: As defined in Section 4.2.

          Tenant's Removable Property: As defined in Section 5.2.

          Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

          Site Plan: Site Plan prepared by Cutler Associates, Inc., dated August _ , 1991 as previously furnished to Tenant.

          First Mortgagee: Any bank, insurance company or institutional lender of like character holding a first mortgage lien on the Landlord's fee simple interest in the Premises or any portion thereof. Until otherwise informed in writing by such First Mortgagee Tenant shall assume the First Mortgagee is United of Omaha Life Insurance Company (United), a Nebraska corporation having an address c/o Capital Realty Services, Inc., 65 Franklin Street, Suite 201, Boston, MA 02110.


                                   ARTICLE II
                                   ----------

                                    PREMISES
                                    --------

2.1  LEASE OF PREMISES.  (a) Landlord hereby demises and leases to Tenant for
     -----------------
the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises. Landlord agrees to complete construction of the Building and the Improvements in accordance with the Plans and Specifications and the Site Plan. Landlord further represents and warrants that the Premises and Tenant's use of the Premises (including parking areas and septic fields) for light industrial distribution and warehouse and accessory office use by approximately 100 employees shall comply with applicable zoning requirements, and that the septic system serving the Building from and after the Construction Completion Date will comply with applicable state and local permits and other requirements and will adequately service the Premises and Tenant's intended use.

          (b) Landlord further covenants that if on the Commencement Date hereof a final occupancy permit has not been obtained from the Town of Holliston it will proceed in a commercially reasonable manner to complete, satisfy or perform any and all requirements and responsibilities to be performed on its part necessary to obtain a final occupancy permit and further agrees to hold Tenant harmless from any loss or damage resulting from Landlord's failure to obtain a final occupancy permit.

          (c) Tenant shall have as appurtenant rights to the Premises, in common with all others entitled thereto, use of all improvements, including utilities and septic fields located on the Land and servicing the Building and access to and egress from the Building by means of the driveways to October Hill road presently shown on the Site Plan. Tenant shall also have exclusive use cf parking area which provides the necessary number of parking spaces recruited by the Building Inspector of the Town of Holliston for the issuance of a final occupancy permit.


2.2  ADJUSTMENT TO PREMISES RENTABLE AREA. (a) Either party hereto, not later
     ------------------------------------
than 60 days after the Commencement Date, may request that an exact measurement of the Premises be made in accordance with the Measurement Method. Such measurement shall be made by Cutler Associates, Inc. (or other architect or engineer designated by Landlord) at the cost and expense of the requesting party.


          (b) If the Premises Rentable Area as so measured is more or less than Premises Rentable Area as set forth in Section 1.2:


          (i) The definition of Premises Rentable Area shall be modified to be as determined in accordance with such measurement; and


          (ii) Basic Rent shall, retroactively to the Commencement Date, be recomputed by multiplying Basic Rent by a fraction, the numerator of which shall be Premises Rentable Area as determined by such measurement and the denominator of which shall be the Premises Rentable Area set forth in Section 1.2.

Any payment due either party as a result of such recomputations shall be paid within 15 days of such recomputations.

          (c) If (i) neither Landlord nor Tenant requests any adjustment as herein provided within the time limit prescribed, then Landlord and Tenant shall be deemed to have consented to such Premises Rentable Area as set forth in
Section 1.3 and shall be deemed to have waived any and all right to any adjustment or adjustments pursuant to the provisions of this Section.

          (d) In the event of any adjustment pursuant to this Section, Landlord and Tenant shall promptly execute a written statement setting forth the recomputed Premises Rentable Area and Basic Rent.


                                 ARTICLE  III
                                 ------------
                                  BASIC RENT
                                  ----------

     3.1 PAYMENT (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Article 12.1 or in any case where Tenant is dispossessed of the Premises by any party claiming an interest in the Premises superior to that of the Landlord), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States however any payments made by Tenant hereunder an or before the third day of the month shall not be deemed a default. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Agent, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.

          (b) Basic Rent for any partial month shall be prorated on a daily basis, and if the Term of this Lease commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the Commencement Date and shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the Commencement Date to the last day of the month in which such Date occurs plus the installment of Basic Rent for the succeeding calendar month.

                                   ARTICLE IV
                                   ----------

                           COMMENCEMENT AND CONDITION
                           --------------------------

     4.1  COMMENCEMENT DATE  The Commencement Date stall be the last to occur
          -----------------
of:

          (a)  the Construction Completion Date, or

          (b) the day following the date on which the Premises are ready for occupancy as provided in Section 4.2.

Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date.

     4.2  PREPARATION OF THE PREMISES   (a) The Premises shall be deemed ready
          ---------------------------
for occupancy on the first day (the.  "Substantial Completion Date") as of which
(i) a temporary certificate of occupancy has been issued for the Building, and
(ii) Landlord's preparation of the Premises in accordance with the Plans and Specifications has been completed (the "Landlord's Work"), except for items of work (and, if' applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and Tenant has been given notice thereof. Landlord shall complete as soon as conditions permit all "punch list" items and Tenant shall afford Landlord access to -he Premises for such purposes.

          (b) Tenant shall have the right 60 terminate this Lease by giving notice to Landlord, not later than thirty (30) days after the Construction Completion Date (as so extended), of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party sixty (60) days after the giving of such notice, unless, within such 60-day period, Landlord substantially completes Landlord's Work; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such Work within such time.

     4.3  CONCLUSIVENESS OF LANDLORD'S PERFORMANCE.  Except to the extent of
          ----------------------------------------
which Tenant shall have given Landlord notice, not later than the end of the second full calendar month next beginning after the Commencement Date, of respects in which Landlord has not performed Landlord's Work, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work; provided, however, that Tenant may raise claims relating to latent or hidden defects, not reasonably apparent to Tenant as of the Commencement Date, not later than one year after the Commencement Date.


                                   ARTICLE V
                                   ---------

                                USE OF PREMISES
                                ---------------

          5.1  PERMITTED USE.  (a) Tenant agrees that the Premises shall
               -------------
be used and occupied by Tenant continuously throughout the term of this Lease only for Permitted Uses.

          (b) Tenant shall not perform any act or carry on any practice which may damage the Building or any other part of the Premises.

          (c) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, ordinances, rules and regulations. However, Tenant shall not be responsible for the completion of any renovation, alteration, or addition required by said laws, ordinances and rules and regulations, unless the requirements arise solely from Tenant's particular use of this structure or Tenant's particular operation therein.

     5.2  INSTALLMENTS AYD ALTERATIONS BY TENANT.  (a) Tenant may, at its sole
          --------------------------------------
cost and expense, at any time and from time to time, without Landlord's consent, make any alterations, chances, repairs, replacements and additions (hereinafter collectively referred to as "Changes") which are not "Structural Changes" (as hereinafter defined) to the Building and the Improvements provided that (i) the fair market value of the Premises shall not be lessened thereby; (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable laws and regulations; (iii) such work shall be of a quality at least equal to the original construction of the Building and the improvements; (iv) the general character of the Building and the Improvements shall not be materially altered; and (v) such Changes shall not materially affect the primary heating, plumbing, electrical, air-conditioning and similar primary systems servicing the Premises (hereinafter collectively referred to as the "Systems").

          (b) Before proceeding with any Changes to the Systems or any Changes to the load bearing walls, poured concrete floors, slabs, footings, foundations, structural steel, facade (except glass) or roof of the Building (hereinafter collectively referred to as "Structural Changes"), Tenant shall submit plans and specifications therefor for Landlord's approval, which approval shall not be unreasonably withheld provided such changes have been approved by the First Mortgagee. (Such plans and specifications, the "Tenant's Approved Plans").

          (c) All such Changes to the Building and Improvements (exclusive of Structural Changes and Changes to the Systems) shall become and remain part of the Premises and the property of Landlord without payment therefor by Landlord.

          (d) On the date on which Landlord shall approve any Structural Changes or Changes to the Systems, Landlord shall notify Tenant in writing (the "Removal Notice") whether or not Tenant shall be required to remove any such Structural Changes or Changes to the Systems from the Premises upon the expiration of this Lease. Landlord and Tenant, and their respective successors and assigns, shall be bound to the content of the Removal Notice.

     (e) All articles of personal property and all business machinery and equipment and furniture and trade fixtures owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the Property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises caused by such removal. Tenant's Removable Property not so removed shall, at the option of the Landlord, either become the property of the Landlord or may be removed and disposed of by the Landlord, at Tenant's sole cost and expense, as set forth in Section 14.19 hereof.

     (f) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be fiurnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

                                  ARTICLE VI
                                  ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     6.1  PROHIBITION.  (a) Subject to the provisions of this Article VI,
          -----------
Landlord agrees that the Tenant may sublet the Premises provided that such sublease conforms in all respects to this Lease and does not in any way relieve Tenant from any responsibility under this Lease and is with a subtenant at least as financially sound as Tenant and is otherwise reasonably acceptable to the First Mortgagee.

          (b) It is expressly understood and agreed that Tenant may assign, sublet or transfer by operation of law, its entire Interest in this Lease to a "successor corporation" of Tenant, or to a "parent" "subsidiary" or "affiliate" of Tenant as such terms are hereinafter defined, provided that (i) this Lease is in full force and effect and no Default of Tenant has occurred hereunder; (ii) such assignment or transfer shall not affect Permitted Uses of the Premises; and
(iii) Landlord in its discretion reasonably exercised determines that such proposed assignee or transferee is as financially sound as Tenant. A "successor corporation" as used in this section shall mean (i) a corporation into which or with which Tenant is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations; or (ii) a corporation to which all or substantially all of Tenant's assets are transferred, provided that by operation of law or by agreements with Landlord and First Mortgagee in form reasonably satisfactory to Landlord and First Mortgagee the terms, covenants and conditions of this Lease to be performed by Tenant are assumed by the corporation to which this Lease is assigned or transferred. A "parent" shall be deemed an entity owning the Tenant, a "subsidiary" shall be deemed an entity having substantially the same ownership as Tenant, or which is owned by Tenant.

          (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. No assignment or subletting to, and no use of the Premises by, a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect Permitted Uses.


                                  ARTICLE VII
                                  -----------

             RESPONSIBILITY  FOR REPAIRS AND CONDITION OF PREMISES
             -----------------------------------------------------

     7.1   LANDLORD'S REPAIRS.  (a) Landlord agrees to keep in good order,
           ------------------
condition and repair the roof, exterior walls (excluding glass), load bearing interior walls, poured concrete floors, structural members and foundation of the Building (excluding any additions or alterations thereto made by Tenant), provided that Landlord shall in no event be responsible to Tenant for any condition in the Building or the Premises caused by any act or neglect of Tenant, its invitees and contractors. Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

          (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given written notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.


     7.2  TENANT'S REPAIRS.  (a) Tenant, at its sole cost and expense shall keep
          ----------------
and maintain the Premises and every part thereof in a neat, clean, sanitary condition and in as good order, repair and condition as same are in on the Commencement Date or in such better condition as same may be put in thereafter reasonable wear and tear excepted (but this exception for reasonable wear and tear shall not excuse Tenant from performing all customary and routine maintenance and all necessary replacements, which Tenant hereby agrees to make) including, without limitation, all electrical, plumbing, gas, heating, air-conditioning, drainage facilities (including without limitation retention basins and septic systems) within or serving the Premises, sprinklers, fixtures, floors, ceilings, signs (including exterior signs), outdoor sprinkler irrigation facilities, walkways, driveways and parking areas (including snow removal) and all building appliances and similar equipment and the exterior and the interior portions of ail windows, window frames, doors, door frames, and all other glass or plateglass thereon, and, in furtherance hereof, the Tenant shall at all times maintain contracts with professional services to perform the normal and routine maintenance required for the heating and air-conditioning facilities at the Premises. Without limiting the foregoing, Tenant shall make all remains to the Premises (and all replacements) interior and exterior ordinary and extraordinary, foreseen and unforseen required to keep the Premises in the condition required above. In the event any replacement is required, including without limitation replacement of plumbing, heating, gas, electrical, air-conditioning, sprinklers or other fixtures and equipment, or of floor covering, plateglass, ceilings or any other part of the Premises or the systems and facilities serving same, Tenant shall make such replacement at its sole cost and expense, and each replacement shall be of type and quality equal to the original fixture, piece of equipment, covering, surface, glass or whatever. Without limiting the foregoing, the Tenant shall also maintain and keep in good order and repair (including necessary replacements) the sidewalks, grounds (including without limitation grass and shrubs), roadways and parking areas (including snow removal) and other improved areas of the Premises, all as required to keep the same neat, clean and in good order and condition. There is excepted from Tenant's obligations under this
Section 7.2 only those matters which are the responsibility of the Landlord pursuant to Section 7.1. Landlord shall assign to Tenant, to the extent assignable or transferable, and shall use reasonable efforts to enforce on Tenant's behalf, any written warranties obtained by Landlord prior to the Commencement Date from contractors or manufacturers, applicable to repairs and replacements to be performed by Tenant. Upon the termination of this Lease, Tenant shall assign the balance of any warranties which it may have received from Landlord or otherwise to Landlord and shall use its reasonable efforts to enforce the same on Landlord's behalf.


          (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.16 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof unless caused by Landlord's negligence.

     7.3  FLOOR LOAD - HEAVY MACHINERY.  Tenant shall not place a load upon any
          ----------------------------
floor in the Building exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law.


                                  ARTICLE VIII
                                  ------------

                               REAL ESTATE TAXES
                               -----------------

     8.1  TENANT'S PAYMENT OF REAL ESTATE TAXES.  (a) Tenant shall, during each
          -------------------------------------
year or partial year of the Term of this Lease, pay as additional rent hereunder the real estate taxes (including all betterment assessments) assessed upon the Premises in an amount equal to 100% of the assessment on the building and the Land for such year or partial year. Such tax payments shall be paid to Landlord without the requirement of any demand by Landlord therefor or, at Landlord's option, directly to the relevant taxing authority. Should the assessing authority provide payment options with respect to betterment assessments, Tenant shall have the right to elect the installment payment thereof and shall be responsible for paying only those installments which come due during the Initial Term of this Lease or any extension thereof.


          (b) If any First Mortgagee shall require Landlord to make monthly payments to it on account of real estate taxes which Tenant is obligated to pay under this Lease, then for so long as such deposits may be required, Tenant shall make monthly payments of such estimated taxes to Landlord on the same day Tenant pays its monthly installment of Basic Rent hereunder. Until otherwise informed in writing by such First Mortgagee, Tenant shall make such monthly payments to United of Omaha Life Insurance Company at its address as set forth in Section 1.3.

     8.2  ABATEMENT.  If Landlord shall receive any tax refund or reimbursement
          ---------
of taxes or sum in lieu thereof with respect to any period of time during the Term of this Lease, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof together with any interest thereon paid by the governmental authority granting such refund or reimbursement.


     8.3  ALTERNATE TAXES.  (a) If some method or type of taxation shall replace
          ---------------
the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types are imposed upon the Premises or Landlord to supplement real estate taxes due to legal limits imposed thereon, Tenant agrees that Tenant shall pay an equitable share of the same as an additional charge, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

          (b) If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

                                  ARTICLE IX
                                  ----------

                   UTILITIES; OPERATING EXPENSES; NET LEASE
                   ----------------------------------------

     9.1  UTILITIES.  Landlord shall be responsible, in accordance with the
          ---------
Plans and Specifications and as of the Commencement Date for the installation of a septic system on the Land and for bringing gas, water and electric utility lines to the Building. Landlord shall pay for any installation or hook-up charges associated with bringing such utilities to the Premises. Tenant shall pay for any installation or hook-up charges associated with bringing any additional utilities to the Premises. Tenant shall pay all charges for utilities, communications and similar services consumed or used on the Premises, including without limitation water, gas, sewer, electricity, fuel and telephone. Except as specifically provided in this
Section 9.1 or elsewhere in this Lease, Landlord shall have no obligation to provide any services to the Premises or to pay the cost of same or the cost of any other operating expenses associated with the Premises.

     9.2  NET LEASE.  It is understood and agreed that this Lease is a net lease
          ---------
and that, except for Landlord's specific obligations hereunder, Tenant shall be responsible for the payment of all costs, fees and other expenses relating to the Premises and in connection with the ownership, operation, use or maintenance thereof, and the tenancy herein established, including, without limitation, real estate taxes, insurance, repair and replacement costs, and operating expenses.


                                   ARTICLE X
                                   ---------

                            INDEMNITY AND INSURANCE
                            -----------------------

     10.1 TENANT'S INDEMNITY.  Tenant agrees to indemnify and hold harmless
          ------------------
Landlord for all damages suffered, injuries sustained and claims advanced by third parties arising out of the negligence of Tenant or Tenant's agents, servants or employees, in connection with the use or occupancy of the Premises or arising out of or in connection with any breach of any term or condition of this Lease. Landlord agrees to indemnify and hold harmless Tenant from all damages suffered, injuries sustained and claims advanced by third parties arising out of the negligence of Landlord or Landlord's agents, servants or employees, in connection with the use, ownership or occupancy of the Premises or the land described herein or arising out of or in connection with any breach of any term or condition of this Lease. The above indemnity and hold harmless clauses shall include indemnity against all costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon and the defense thereof.

     10.2 PUBLIC LIABILITY INSURANCE.  Tenant agrees to maintain in full force
          --------------------------
from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, the First Mortgagee (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty
(30) days prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time reasonably request, and a duplicate original or certificate thereof shall be delivered to Landlord.

     10.3 FIRE AND EXTENDED COVERAGE INSURANCE.  (a) In addition to the public
          ------------------------------------
liability insurance provided for in Section 10.2, Tenant shall, during the Term of this Lease, keep the Premises and all equipment or fixtures now or hereafter on or forming part of the Premises insured against loss by fire, windstorm, tornado and hail and against loss and damage by such other risks as are now or hereafter may be covered by the standard extended coverage forms of endorsement or (to the extent broader coverage may be available) by "all risk" policies, with an insurance company or companies authorized to do business in the Commonwealth of Massachusetts and approved by Landlord and any First Mortgagee, which approval Landlord agrees not to unreasonably withhold. Such insurance shall be in an amount equal to but not less than the actual full replacement value of the Building and the Improvements, without deduction for depreciation, and in any event an amount sufficient to prevent Landlord or Tenant from being deemed a co-insurer under the terms of the applicable policy or policies. The insurance provided by said policies shall include coverage against vandalism and malicious mischief. If a sprinkler system or boiler or similar apparatus shall be located on the Premises, Tenant shall provide and keep in force sprinkler leakage insurance and insurance against loss by boiler explosion, respectively, in amounts reasonably satisfactory to Landlord. Each such insurance policy shall name Landlord, the First Mortgagee and Tenant as insured parties, with loss payable to the holders of any mortgages on the Premises pursuant to a mortgage loss payable clause satisfactory to such holders to be evidenced by certificates of insurance satisfactory to Landlord and such holders of mortgages.


          (b)  On the Commencement Date, and thereafter not less than thirty
(30) days prior to the expiration date of the policies of insurance required by this Section 10.3, Tenant, shall deliver to Landlord copies of such policies or certificates of the insurer with respect, thereto in form reasonably satisfactory to Landlord, accompanied by evidence of the payment of premiums for the policies. Each insurance policy shall provide that no cancellation thereof or material chance therein shall be made unless Landlord and any First Mortgagee shall have first been given at least thirty (30) days prior written notice thereof, that no act or omission by Tenant shall invalidate such policy as it applies to Landlord and that Landlord shall not be liable for any premiums for or assessments on such policy. Each insurance policy shall, to the extent obtainable, also provide for waivers of all rights of subrogation against Landlord or Tenant.

          (c) Tenant shall not violate or permit violation of any of the conditions and provisions contained in the insurance Policies provided for hereunder. Tenant shall perform and satisfy the requirements of the insurance company writing any such policies so that at all times insurance companies of good standing shall be willing to write or to continue such insurance policies. Nothing herein shall prevent Landlord from carrying additional insurance.

     10.4 DEDUCTIBLES; BLANKET POLICIES.   It is understood and agreed that
          -----------------------------
every policy of insurance required by this Article X to be maintained by Tenant may contain a deductible provision not exceeding $10,000 and be blanket policies covering other business locations owned or operated by Tenant, its affiliates or subsidiaries provided that such blanket policies otherwise comply with the requirements of this Article X. To the extent any such insurance policy contains a deductible provision, Tenant shall indemnify Landlord from any liability or loss as a result of the inclusion thereof.

     10.5 TENANT'S RISK.   To the maximum extent this Agreement may be made
          -------------
effective according to law, Tenant agrees to use and occupy the Premises at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property unless such loss or damage is caused by Landlord's negligence. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises.

     10.6 If any First Mortgagee shall require Landlord to make monthly payments to it on account of insurance which Tenant is obligated to pay under this Lease, then for so long as such deposits may be required, Tenant shall make monthly payments of such insurance to Landlord on the same day Tenant pays its monthly installment of Basic Rent hereunder. Until otherwise informed in writing by such First Mortgagee, Tenant shall make such monthly payments to United of Omaha Life Insurance Company at its address as set forth in Section 1.3.


                                   ARTICLE XI
                                   ----------

                         LANDLORD'S ACCESS TO PREMISES
                         -----------------------------

     11.1 LANDLORD'S RIGHTS.  Landlord shall have the right to enter the
          -----------------
Premises at reasonable hours so as not to interfere unduly with the normal conduct of Tenant's business (or at any time in the case of emergency) for the purposes of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Premises. Landlord shall also have the right, during the last six months of the Term, to place signs upon the Premises indicating that they are for rent, and shall have the right to place "for sale" signs thereon at any time.

                                   ARTICLE XI
                                   ----------

                           FIRE, EMINENT DOMAIN, ETC.
                           --------------------------

     12.1 ABATEMENT OF RENT.  If the Premises shall be damaged by fire or
          -----------------
casualty, Basic Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

     12.2 LANDLORD'S RIGHT OF TERMINATION.  (a) If the Premises are
          -------------------------------
substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Premises is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

          (b) If the Premises shall be damaged but not "substantially damaged" within the meaning of the preceding Section 12.2 (a) and subject to the use of any insurance proceeds as may be permitted by a First Mortgagee, the Landlord shall commence repairs within 30 days of such casualty and shall complete such restoration within 90 days of such casualty. If Landlord fails to commence or complete such restoration within the applicable time period, Tenant shall have the right to terminate this Lease upon 30 days prior written notice to Landlord and the First Mortgagee, which shall be Tenant's sole and exclusive remedy at law or in equity for such failure of Landlord.


     12.3 RESTORATION.  If this Lease shall not be terminated pursuant to
          -----------
Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation. If, for any reason, such restoration shall not reasonably be commenced within thirty (30) days of said election or shall not be substantially completed within three (3) months after the expiration of the 90-day period referred to in Section 12.2 (which three month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.


     12.4 AWARD.  Landlord shall have and hereby reserves and excepts, and
          -----
Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises and the

Landlord leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses.


                                  ARTICLE XIII
                                  ------------

                                    DEFAULT
                                    -------

     13.1 TENANT'S DEFAULT.  (a) If at any time subsequent to the date of this
          ----------------
Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

          (i)    Tenant shall fail to pay the Basic Rent; or

          (ii) Tenant shall fail to pay other charges hereunder when due and such failure shall continue for five (5) full business days after notice to Tenant from Landlord; or

          (iii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, of if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

          (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

          (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

          (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty
          (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          (vii)  If a Default of Tenant of the kind set forth in clauses (i),
          (ii) or (iii) above shall occur and if either (x) Tenant shall cure such Default within the applicable grace period or (y) Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired, and an event which would constitute a similar Default shall occur within the next 365 days thereafter, provided, however, that Tenant's grace period of ten days after receipt of notice from Landlord for-the payment of rent shall continue to be effective and Tenant may cure any delinquency and make payment thereof as permitted herein twice before this subparagraph shall apply;

then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease, upon the written consent of the First Mortgagee to be given in its sole discretion shall terminate without further act on the part of Landlord, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord, with the written consent of the First Mortgagee to be given in its sole discretion, may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

          (b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

          (c) In the event of any termination, Tenant shall pay the Basic Rent and other sums payable hereunder up to the time such termination, and thereafter Tenant until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

          (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of real estate taxes would be the same as the payments required for the immediately preceding Tax Year) for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period said payments, however, shall be discounted in order to account for the present value of proceeds being used to pay for rents accruing in the future. If Landlord and Tenant are unable to agree on fair net rental value, the same shall be determined by arbitration in accordance with the rules of the American Arbitration Association.


          (e) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) in good faith re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's reasonable option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers commercially reasonable and necessary in order to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such relenting provided Landlord exercises reasonable efforts to re-let and/or collect rents.

          (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

           (g) All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

     13.2  LANDLORD'S DEFAULT.  Landlord shall in no event be in default in the
           ------------------
performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice-by Tenant to Landlord (with a copy thereof being sent by Tenant to First Mortgagee) specifying wherein Landlord has failed to perform any such obligations.


                                  ARTICLE XIV
                                  -----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     14.1  WAIVER.  (a) Failure on the part of Landlord or Tenant to complain of
           ------
any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

           (b) No payment by Tenant, or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.


     14.2  COVENANT OF QUIET ENJOYMENT.  Tenant, subject to the terms and
           ---------------------------
provisions of this Lease, on payment of the Basic Rent and other charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

     14.3  LANDLORD'S LIABILITY.  (a) Tenant specifically agrees to look solely
           --------------------
to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

           (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.


           (c) In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause unless the result of Landlord's negligence.

     14.4  NOTICE TO FIRST MORTGAGEE.  After receiving notice from any First
           -------------------------
Mortgagee no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such First Mortgagee (provided Tenant shall have been furnished with the name and address of such First Mortgagee), and the curing of any of Landlord's defaults by such First Mortgagee shall be treated as Performance by Landlord. The parties hereto hereby acknowledge receipt of notice that United is the First Mortgagee, having an address as set forth in Section 1.3 hereof.

     14.5  ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.  (a) With reference to any
           -----------------------------------------
assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment may be made to a First Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by such First Mortgagee shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such First Mortgagee shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such First Mortgagee's mortgage and the taking of possession of the Premises.

           (b) In the event of any transfer of title to the Premises by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

     14.6  ADDITIONAL CHARGES.  If Tenant shall fail to pay when due any sums
           ------------------
under this Lease designated as an additional charge or otherwise to be paid by Tenant, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

     14.7  INVALIDITY OF PARTICULAR PROVISIONS.   If any term or provision of
           -----------------------------------
this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     14.8  PROVISIONS BINDING, ETC.  Except as herein otherwise provided, the
           ------------------------
terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to a particular assignment as required by those provisions of Article VI hereof.

     14.9  RECORDING.  Tenant agrees not to record this Lease, but each party
           ---------
hereto agrees, on the request, of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

     14.10 NOTICES.  Whenever, by the terms of this Lease, notices shall or
           -------
may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid:

           If intended for Landlord, addressed to Landlord at Landlord's original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

           If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

           If to First Mortgagee, at its address as set forth in Section 1.3.


           All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

     14.11 WHEN LEASE BECOMES BINDING.  The submission of this document for
           --------------------------
examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. This Lease may be executed in counterparts.

     14.12 PARAGRAPH HEADINGS.  The paragraph headings throughout this
           ------------------
instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     14.13 RIGHTS OF FIRST MORTGAGEE.  This Lease shall be subordinate to
           -------------------------
any first mortgage from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if such First Mortgagee shall so elect. If this Lease is subordinate to any such mortgage and such First Mortgagee (or successor) shall succeed to the Interest of Landlord, at the election of such First Mortgagee (or successor) Tenant shall attorn to such First Mortgagee and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such First Mortgagee may request. It is a condition of Tenant's agreements hereunder to subordinate that such First Mortgagee enters into an agreement with Tenant by the terms of which First Mortgagee will agree that in the event of foreclosure of its Mortgage, First Mortgagee (and its successors and assigns) will not disturb the possession of the Tenant under this Lease so long as the Tenant is not in default hereunder and will attorn to Tenant under the same terms and conditions of the Lease. The Tenant hereby acknowledges that it has entered into a satisfactory subordination, attornment and nondisturbance agreement with United as First Mortgagee.

     14.14 STATUS REPORT.  Recognizing that both parties may find it
           -------------
necessary to establish to third parties, such as accountants, banks, mortgagees, or the like, the then current status of performance hereunder, either party, an the request of the other made from time to time, will promptly furnish to Landlord, or any First Mortgagee or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.


     14.15 SECURITY DEPOSIT.
           ----------------

                         THIS SUBSECTION WAS NOT USED.

     14.16 REMEDYING DEFAULTS.  Landlord shall have the right, but shall not
           ------------------
he required, to pay such sums or do any act which requires expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the Bank of Boston as an additional charge. Any payment of Basic Rent or other sums payable hereunder and not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at the First National Bank of Boston from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

     14.17 HOLDING OVER.  Any holding over by Tenant after expiration of the
           ------------
term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 1 1/2 times the Basic
Rent then in effect plus other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

     14.18 WAIVER OF SUBROGATION.  Insofar as, and to the extent that, the
           ---------------------
following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective-insurance companies shall have no right of subrogation against the other on account thereof.

     14.19 SURRENDER OF PREMISES.  Upon the expiration or earlier
           ---------------------
termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty. Tenant shall remove all of Tenant's Removable Property and trade fixtures (except as otherwise required by Landlord pursuant to Section 5.2(d)) and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy pursuant to Article IV; and shall repair any damage to the Premises caused by such removal. Any Tenant's Removable Property which shall remain on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

     14.20 BROKERAGE.  Tenant warrants and represents that Tenant has dealt
           ---------
with no broker in connection with the consummation of this Lease other than the Broker(s) , if any, identified in Section 1.3, and, in the event of any brokerage claim against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by such Broker(s) for which Tenant shall have no responsibility for the payment of broker's commissions, fees or other expenses related thereto).

     14.21 GOVERNING LAW.  This Lease shall be governed exclusively by the
           -------------
provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                LANDLORD:

                                Suburban Way Realty

                                    /s/ Melvin P. Aronson
                                By:_________________________________________
                                   Melvin P. Aronson, as Trustee And Not
                                   Individually

                                TENANT:

                                SUBURBAN OSTOMY SUPPLY CO., INC.

                                    /s/ Melvin P. Aronson
                                By:_________________________________________
                                   Melvin P. Aronson, Vice President